Contact:

Jenny Bruso
Director, Investor Relations
Universal Technical Institute, Inc.
(623) 445-9351

Universal Technical Institute Reports Record Revenues and Average Student Enrollments for Fourth
Quarter and Fiscal Year 2010

PHOENIX, ARIZ. – Nov. 30, 2010 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, reported results for the fourth quarter and year ended Sept. 30, 2010. Net income for the fourth quarter ended Sept. 30, 2010 was $7.2 million, or $0.29 per diluted share, as compared to net income of $7.6 million, or $0.32 per diluted share, for the fourth quarter of the prior year. Net income for the year ended Sept. 30, 2010 was $28.8 million, or $1.18 per diluted share, as compared to net income of $11.7 million, or $0.48 per diluted share, for the year ended Sept. 30, 2009.

Return on equity1 for the trailing four quarters ended Sept. 30, 2010 was 25.6 percent compared to 11.3 percent for the trailing four quarters ended Sept. 30, 2009.

“Fiscal 2010 was an exciting year for UTI as we opened our eleventh campus in Dallas/Ft. Worth, Texas and simultaneously launched our new industry-driven, blended learning curriculum,” said Kimberly McWaters, president and chief executive officer. “In addition, we reported record revenues and average student enrollment while achieving double-digit operating margins. Given the solid performance in 2010 and the uncertain regulatory environment, we expect growth in new students and average enrollments to moderate in the coming year while improving financial results and operating margins.”

Student Metrics

	Three Months Ended		Year Ended
			September 30,
	September 30,
	2010	2009	2010	2009
Total starts	7,600	8,000	19,500	17,600
Average undergraduate full-time student enrollment	19,500	16,900	18,600	15,900
End of period undergraduate full-time student enrollment	21,000	18,800	21,000	18,800

[1]	Return on equity is calculated as the sum of net income for the last four quarters divided by the average of total shareholders’ equity balances at the end of each of the last five quarters.

Fourth Quarter Operating Performance
For the fourth quarter of fiscal 2010, revenues were $119.2 million, a 19.8 percent increase from $99.5 million for last year’s fourth quarter. The increase in revenues primarily relates to an increase in average undergraduate full-time student enrollment of 15 percent coupled with an increase in tuition rates. Student starts for the fourth quarter declined 5% as a result of accelerating non-high school starts into the prior quarter as some campuses reached their start capacities during the fourth quarter. During the fourth quarter of fiscal 2010 and 2009, tuition revenue excluded $2.2 million and $2.4 million, respectively, because that portion of student’s tuition was funded by the Company’s proprietary loan program. These amounts will be recognized when collected from the students participating in the loan program. Additionally, there was a decrease in revenue from the industry training programs.

Operating income and margin for the fourth quarter of fiscal 2010 was $11.8 million and 9.9 percent, respectively, compared to operating income and margin of $12.3 million and 12.3 percent, respectively, in the same period last year. The decline in operating margin was primarily attributable to the opening of the Dallas/Ft. Worth campus and an increase in advertising costs. Additionally, the increase in average undergraduate full-time student enrollment drove an increase in student related variable costs including compensation and related benefits, supplies and maintenance, and tools and training aids.

For the three months ended Sept. 30, 2010, the Dallas/Ft. Worth campus had revenues of $1.1 million and incurred approximately $4.2 million in operating expenses.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of fiscal 2010 was $18.4 million compared to $17.3 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Fiscal 2010 Operating Performance

Revenues for the year ended Sept. 30, 2010 were $435.9 million, an 18.9 percent increase from $366.6 million for the year ended Sept. 30, 2009. The increase in revenues primarily relates to an increase in average undergraduate full-time student enrollment of 17 percent coupled with an increase in tuition rates. During fiscal 2010 and 2009, tuition revenue excluded $9.7 million and $8.0 million, respectively, because that portion of student’s tuition was funded by the Company’s proprietary loan program. Since the inception of the proprietary loan program, tuition and interest revenue excluded $20.3 million through Sept. 30, 2010 and $9.1 million through Sept. 30, 2009 relating to that portion of the student’s tuition financed by the proprietary loan program. These amounts will be recognized when collected from students participating in the loan program.

Operating income and margin for the year ended Sept. 30, 2010 were $46.6 million and 10.7 percent, respectively, compared to $18.6 million and 5.1 percent, respectively, for the year ended Sept. 30, 2009. The increases are related to the increases in revenues, partially offset by increases in compensation and benefits and advertising expense.

For the year ended Sept. 30, 2010, the Dallas/Ft. Worth campus had revenues of $1.2 million and incurred approximately $8.3 million in operating expenses.

Net income for the year ended Sept. 30, 2010 was $28.8 million, or $1.18 per diluted share, as compared to net income of $11.7 million, or $0.48 per diluted share, for the year ended Sept. 30, 2009.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ended Sept. 30, 2010 was $67.8 million compared to $37.5 million for the year ended Sept. 30, 2009. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $81.1 million at Sept. 30, 2010, compared to $85.1 million at Sept. 30, 2009. At Sept. 30, 2010, shareholders’ equity totaled $108.4 million as compared to $106.7 million at Sept. 30, 2009. A special cash dividend on UTI common stock of $1.50 per share was paid on July 16, 2010 totaling $36.3 million.

Cash flow provided by operating activities was $67.5 million for the year ended Sept. 30, 2010, compared with $49.5 million for the year ended Sept. 30, 2009. This increase is primarily attributable to the increases in net income, deferred revenue, accounts payable and accrued expenses, partially offset by an increase in receivables.

New UTI Dallas/Ft. Worth Campus

In June 2010, UTI opened a new campus in Dallas/Ft. Worth, Texas. Approximately $19.7 million has been invested in land, buildings and equipment through Sept. 30, 2010. Costs related to the start up of this campus are expensed as incurred. The Dallas/Ft. Worth campus incurred approximately $4.2 million and $8.3 million in operating expenses during the three months and twelve months ended Sept. 30, 2010, respectively, related to the opening of the campus. The Company anticipates this campus will become profitable within 9 to 15 months of opening.

2011 Outlook

We are anticipating growth in student applications in the mid-single digits and student starts to grow in the low single-digits which should translate into average student growth in the mid single-digits for fiscal 2011. Given the anticipated student results, we expect low double-digit growth in revenues, operating margins in the range of 11% to 13% and EPS growth of 15% to 20%. This guidance excludes any impact from the new regulations which we cannot estimate at this time. Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call

Management will hold a conference call to discuss the fiscal 2010 fourth quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through December 9, 2010 by dialing 412-317-0088 or 877-344-7529 and entering pass code 445543#.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Phoenix, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians.  During the past 45 years, UTI has graduated more than 140,000 students. The organization offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers.  Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

For more information about Universal Technical Institute, Inc. and its training programs, visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

		Three Months Ended		Year Ended
		September 30,		September 30,
		2010	2009	2010	2009
			(In thousands, except per share amounts)
Revenues		$119,243	$99,537	$435,921	$366,635
Operating expenses:
	Educational services and facilities	58,345	49,543	212,577	193,490
	Selling, general and administrative	49,145	37,705	176,794	154,504

	Total operating expenses	107,490	87,248	389,371	347,994

Income from operations		11,753	12,289	46,550	18,641

Other income:
Interest income		57	65	259	246
Interest expense		(2)	(11)	(9)	(48)
Other income		123	259	479	466

	Total other income	178	313	729	664

Income before income taxes		11,931	12,602	47,279	19,305
Income tax expense		4,715	5,016	18,451	7,572

Net income		$7,216	$7,586	$28,828	$11,733

Earnings per share:
Net income per share – basic		$0.30	$0.32	$1.20	$0.48

Net income per share – diluted		$0.29	$0.32	$1.18	$0.48

Weighted average number of shares outstanding:
	Basic	24,233	23,739	24,041	24,246

	Diluted	24,514	24,054	24,511	24,627

Special cash dividend declared per common share		$-	-	$1.50	-

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		September 30,	September 30,
		2010	2009
		($’s in thousands)
Assets
Current assets:
Cash and cash equivalents		$48,974	$56,199
Investments, current portion		28,528	25,142
Receivables, net		19,253	14,892
Deferred tax assets		8,840	7,452
	Prepaid expenses and other current assets	9,836	10,480

	Total current assets	115,431	114,165
Investments, less current portion		3,596	3,806
Property and equipment, net		99,040	81,168
Goodwill		20,579	20,579
Other assets		3,853	3,633

Total assets		$242,499	$223,351

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$53,906	$47,276
Deferred revenue		63,276	48,175
Accrued tool sets		5,066	4,276
Income tax payable		—	1,794
Other current liabilities		66	25

	Total current liabilities	122,314	101,546
Deferred tax liabilities		933	3,086
Deferred rent liability		5,621	5,593
Other liabilities		5,239	6,428

	Total liabilities	134,107	116,653

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	29,148,585 shares issued and 24,278,359
	shares outstanding at September 30, 2010 and
	28,641,006 shares issued and 23,770,780
	shares outstanding at September 30, 2009	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		150,012	140,813
	Treasury stock, at cost, 4,870,226 shares at September 30, 2010
	and September 30, 2009	(76,506)	(76,506)
Retained earnings		34,883	42,388

	Total shareholders’ equity	108,392	106,698

Total liabilities and shareholders’ equity		$242,499	$223,351

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended
	September 30,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$28,828	$11,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,888	17,568
Amortization of held-to-maturity investments	1,367	307
Bad debt expense	6,520	6,732
Stock-based compensation	5,894	4,702
Excess tax benefit from stock-based compensation	(1,788)	(378)
Deferred income taxes	(3,541)	(2,165)
Loss on disposal of property and equipment	341	1,004
Changes in assets and liabilities:
Receivables	(9,886)	(1,936)
Prepaid expenses and other current assets	(462)	(2,036)
Other assets	(261)	1,176
Accounts payable and accrued expenses	6,037	6,989
Deferred revenue	15,101	3,480
Income tax payable (receivable)	(1,130)	1,942
Accrued tool sets and other current liabilities	831	387
Other liabilities	(258)	(47)

Net cash provided by operating activities	67,481	49,458

Cash flows from investing activities:
Purchase of property and equipment	(37,196)	(28,524)
Proceeds from disposal of property and equipment	5	36
Purchase of investments	(41,570)	(31,936)
Proceeds received upon maturity of investments	36,641	3,067

Net cash used in investing activities	(42,120)	(57,357)

Cash flows from financing activities:
Payment of cash dividend	(36,333)	—
Proceeds from issuance of common stock under employee plans	4,083	878
Payment of payroll taxes on stock-based compensation through shares withheld	(2,124)	(1,101)
Excess tax benefit from stock-based compensation	1,788	378
Purchase of treasury stock	—	(16,935)

Net cash used in financing activities	(32,586)	(16,780)

Net decrease in cash and cash equivalents	(7,225)	(24,679)
Cash and cash equivalents, beginning of period	56,199	80,878

Cash and cash equivalents, end of period	$48,974	$56,199

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended		Year Ended
	September 30,		September 30,
	2010	2009	2010	2009
			(In thousands)
Net income	$7,216	$7,586	$28,828	$11,733
Interest income, net	(55)	(54)	(250)	(198)
Income tax expense	4,715	5,016	18,451	7,572
Depreciation and amortization	6,548	4,722	20,803	18,417

EBITDA	$18,424	$17,270	$67,832	$37,524

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